EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated October 28, 1997, relating to the financial statements of Fashion Mag Apparel, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Grobstein, Horwath & Company
LLP has not prepared or audited such "Selected Financial Data."



                                          /S/GROBSTEIN, HORWATH & COMPANY LLP
                                           GROBSTEIN, HORWATH & COMPANY LLP


Sherman Oaks, Californa
March 9, 1998